UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	001-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On May 3, 2021, Meredith Corporation, an Iowa corporation (the “Company”), issued communications to its employees and posted announcements on its social media platforms regarding its publicly announced agreement to sell the Company’s local media group and spin out the Company’s national media group as a standalone publicly traded company (the “Transactions”). Copies of these communications and announcements are attached as Exhibits 99.1, 99.2, 99.3 and 99.4 hereto and are incorporated by reference herein.

On May 3, 2021, the Company also held a conference call with investors to discuss the Transactions. A transcript from the call is attached as Exhibit 99.5 hereto and is incorporated by reference herein. An invitation to the call disseminated by the Company is attached as Exhibit 99.6 hereto and is incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibits 99.1 99.2, 99.3, 99.4, 99.5 and 99.6 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission (SEC”) made by the Company, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Letter from Company to All Employees*

99.2	Letter from Company to Local Media Group Employees*

99.3	Frequently Asked Questions Distributed to Employees*

99.4	Social Media Posts Regarding Transactions*

99.5	Transcript from Investor Conference Call*

99.6	Invitation to Conference Call*

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Furnished pursuant to Item 7.01 of Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K, including the Exhibits attached hereto and incorporated herein by reference, contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated.

Statements in this Current Report on Form 8-K and the Exhibits attached hereto that are forward-looking, including projections as to the anticipated benefits of the proposed transactions, the methods that will be used to finance the transactions, the impact of the transactions on anticipated financial results, the synergies from the proposed transactions, and the closing date for the proposed transactions, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of the Company, Grey Television, Inc. (“Parent”), and the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”). In particular, projected financial information for the company surviving the merger (the “Surviving Company”) and SpinCo is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of the Company or Parent. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transactions; the risk that a condition to closing of the proposed transactions may not be satisfied and the transactions may not close; the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management’s ability to separate the national media business into an independent publicly-traded company; the diversion of management time on transaction-related issues; change in national and regional economic conditions; pricing fluctuations in advertising; changes in paper and postage prices; reliance on printing suppliers; changes in magazine circulation sales; industry consolidation; technological developments; and major world news events.

For more discussion of important risk factors that may materially affect the Company, Parent and SpinCo, please see the risk factors contained in Parent’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, both of which are on file with the SEC. You should also read the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is also on file with the SEC.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of the Company, Parent, SpinCo or the Surviving Company. None of the Company, Parent, SpinCo or the Surviving Company assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the Merger and Spin-Off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, SpinCo intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, PARENT, MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Parent with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Parent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the Merger and Spin-Off. Information about Parent’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the Merger and Spin-Off that the Company will file with the SEC when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer

Date: May 3, 2021

Exhibit 99.1

May 3, 2021

Dear Colleagues,

Today marks another exciting and significant milestone for Meredith as we announce the sale of the Local Media Group to Gray Television. This transaction presents a tremendous opportunity to sharpen our focus, and it enables Meredith to become a multi-platform, lifestyle media leader focusing exclusively on the national brands that consumers have long loved.

Now more than ever, women and families are focused on what matters, and they are looking for brands that can guide them through important life changes with content that is both authentic and trusted. We are already the go-to resource for 95% of all U.S. women, as well as all consumers who want to be informed, entertained, and inspired by content in categories that span every phase of life and touch every aspect of their household. Demand for this content has accelerated dramatically since last year and fundamental shifts in consumer behavior post-pandemic point to continued growth and opportunity.

Our vision is to build the most vital media company in the U.S., powered by our world-class content creators and talent. Our strategy will focus on deepening engagement across platforms, capitalizing on our already impressive digital reach, and leveraging our industry-leading first-party data to drive growth across all our businesses. This transaction enables us to pay down debt, giving us additional financial firepower for organic and inorganic digital investments.

I want to sincerely thank Patrick McCreery and his team for their outstanding leadership of the Local Media Group (LMG), and to all of our LMG employees for their dedication to our company and communities. Our television stations have been an important piece of Meredith’s history for nearly 75 years, playing a critical role in our growth and development. They are integral to the communities they serve, providing outstanding coverage, local insight, and strong advertiser partnerships. We believe this transaction will allow LMG to continue to grow and flourish given the additional scale and broadcast capabilities of Gray.

This is a big announcement for us all, and I understand that you may have questions about what happens next. I am confident that this strategic move is what needs to happen to position Meredith for future growth. I believe in the senior management team, along with all of you, to help us achieve what lies ahead. In the meantime, we will continue pursuing, and in some areas accelerating, the NMG growth initiatives that have been key drivers of our recent success.

In terms of what’s not changing, we will stay headquartered in Des Moines, and we remain committed to serving the communities in which we operate. Nothing should change in your day-to-day, and it is important to stay focused on what we do every day to improve the lives of our consumers. We are still early in this process as we work towards closing the LMG sale.

I invite you to listen to our investor call this morning at 9:30 ET/8:30 CT. Click here to join. We will also hold all-employee meetings later today to go into further detail on today’s announcement and discuss our plans for the future. Look for the Outlook invitation soon. In the meantime, please direct any questions to your manager, Human Resources, or employee.communications@meredith.com. We have set up a dedicated intranet page and, throughout the process, will continue to update the FAQ. We are committed to keeping you updated, and we will share relevant information as we are able.

I speak for the entire leadership team, the Board, and the Meredith family when I say that our future is bright. We all also recognize that none of this would be possible without the tireless dedication of our employees. Because of you, Meredith is home to the most valued and trusted media brands in the world, and we have this incredible opportunity in front of us. Thank you for your hard work and look forward to all that lies ahead.

Best,

Tom

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of Meredith Corporation (the “Company”). In connection with the proposed merger and spin-off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY TELEVISION, INC (“GRAY”), THE MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger and spin-off. Information about Gray’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the proposed merger and spin-off that the Company, SpinCo and Gray will file with the SEC when it becomes available.

Exhibit 99.2

May 3, 2021

Team,

As you saw from Tom, earlier today, we announced the sale of the Local Media Group (LMG) to Gray Television. The transaction will include all LMG properties except MNI Targeted Media and People TV Syndication [PEOPLE (the TV Show)], which will remain with the National Media Group.

I felt it was important to explain why I am looking forward to this next chapter in our story and what it means for all of us. As Tom mentioned, this is an exciting milestone for everyone at Meredith and one that positions both NMG and LMG for continued success in the future. LMG will be well-equipped for continued market leadership as a part of Gray, and LMG’s mission and impact remain unchanged. We will continue to connect with our audiences, bringing them vital news, weather, sports, and entertainment – when they want it and where they want it.

So, who is Gray Television? Gray is an experienced broadcast operator that currently serves over 100+ markets and touches roughly a quarter of all television households in the US. In other words, they’re a high quality, experienced broadcast operator and they understand our business.

We all know that consolidation continues to rapidly change the local broadcast landscape. I believe the scale made possible by the combination of LMG with Gray’s portfolio represents a great opportunity for growth while continuing to execute the effective local media strategies we have done for so long.

When I spoke with Gray CEO Hilton Howell, he told me that he’s thrilled to welcome our team to the Gray family. He feels strongly that our company cultures and commitment to our local communities are complementary and we are both looking forward to future success.

I hope you are as proud as I am of our heritage and what we have built together as a part of Meredith. We launched our first local television station in 1948, and in the decades since have assembled a portfolio of high-quality stations that are leaders in their respective markets. It’s that market leadership that we have worked so hard to create that stood out to Gray as complementary and additive to its portfolio of leading local TV stations. Our ability to deliver quality and trusted content to viewers is incredibly valuable, and we will continue to do so at the highest level. Gray recognizes the relationships we have built over the years with our viewers, advertisers, and business partners, and I am confident that LMG will be right at home as part of Gray.

We are still in the early stages, but the LMG sale is expected to occur by the end of the year. For now, nothing should change in your day-to-day, and it is important to stay focused on what we do every day - inform and entertain our viewers and communities and support our advertisers and business partners. We will have a transition team that will provide regular updates and details when we have information to share, and we are committed to transparency throughout the process.

I know many of you have questions regarding the sale, Gray, and what comes next. We will also be hosting an all-employee meeting today at noon ET/11 a.m. CT to provide more details and answer as many of your questions as possible. Click here to join. We are still early in the process so we may not have all the answers today. I encourage you to read through this FAQ, and if you don’t see the answer to your question, talk with your manager, Human Resources, or email employee.communications@meredith.com. We will continue to update a dedicated intranet page throughout the transition.

I want to reiterate that I, and the rest of the LMG leadership team, are excited about this next chapter with Gray, and I look forward to our continued success and market leadership.

More to come,

Patrick

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of Meredith Corporation (the “Company”). In connection with the proposed merger and spin-off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY TELEVISION, INC (“GRAY”), THE MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger and spin-off. Information about Gray’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the proposed merger and spin-off that the Company, SpinCo and Gray will file with the SEC when it becomes available.

Exhibit 99.3

TRANSFORMING

MEREDITH/LMG SALE FAQ

General

1.What is being announced?

•	Meredith has announced that it will sell its Local Media Group to Gray Television for $2.7 billion in cash and focus exclusively on its leading portfolio of iconic brands.

•	Read the press release here.

2. Why is Meredith selling LMG now?

•	This is an attractive time for a sale of Local Media Group, with a compelling seller multiple that reflects a highly competitive process.

•	The tax-efficiency of the transaction will allow the full proceeds to pay back all existing Meredith Corporation debt.

•	Meredith will have a strengthened balance sheet positioned for growth investments and capital return.

•

Meredith will invest to accelerate our digital growth and leverage our industry-leading first-party data to deepen engagement with consumers across multiple platforms and provide advertising partners with even more value.

•	A flexible capital structure, low-levered balance sheet, and cash-generating media assets will help Meredith realize its vision of becoming the most vital media company in the U.S.

3. What will Meredith look like after close of the sale?

•	Following the transaction, Meredith is expected to:

•	Organize under two reporting segments, Digital and Magazine;

•	Remain headquartered in Des Moines, Iowa;

•

Be led by Meredith Corporation’s senior executive team, including Tom Harty as Chairman and Chief Executive Officer, Jason Frierott as Chief Financial Officer, and the rest of the senior NMG and corporate leadership team is expected to remain in place.

•	Continue trading on the New York Stock Exchange under the ticker MDP.

•

Going forward, Meredith will be a consumer-focused, multi-platform media leader with a sharpened focus on its trusted portfolio of iconic national brands and an enhanced ability to invest in these platforms.

4. When will this transaction close?

•	The transaction is subject to Meredith Corporation shareholder approval and customary closing conditions and is expected to close in the fourth quarter of calendar 2021.

5. What approvals are needed for this transaction?

•	The transaction is subject to Meredith shareholder approval and other customary closing conditions.

6. Will Meredith remain a publicly traded company?

•	Yes, Meredith will continue as a publicly traded company on the NYSE under the same ticker “MDP”.

7. Are members of the Meredith family still majority shareholders? How is that structured?

•	Yes, the Meredith family will remain the majority shareholders.

•	The NMG and corporate executive leadership team continue to lead the company. If any leadership changes will be made, that will be determined and communicated to employees as appropriate

8. Does this transaction impact Board of Directors membership or size?

•	The Board is expected to remain in place.

9. Where do employees submit questions about this transaction?

•	Employees can always talk with their management team, HR director, or business partner.

•	Employees are also encouraged to visit the transaction intranet web page or send any questions to employee.communications@meredith.com.

•	We are committed to keeping employees informed throughout the process.

10. How should employees handle a call from someone in the press?

•	All media inquiries should be directed to Erica.Jensen@meredith.com.

11. How should employees handle calls from investors?

•	All investor inquiries should be directed to Mike.Lovell@meredith.com.

About Gray

12. Who is Gray Television?

•	Gray Television is a leading media company that currently owns and operates high-quality stations in 94 television markets.

•	Following the close, Gray will own television stations serving 100+ markets that collective reach over a quarter of US TV households

13. What makes Gray a good fit for LMG?

•

We believe the scale made possible by the combination of the Local Media Group with Gray represents a great opportunity for that business over the long-term, and we are thankful to our colleagues for their years of dedicated industry-leading work.

14. What locations will Meredith sell as part of the agreement? Or will these locations be closed?

•	All LMG television stations are part of the sale.

15. Will this impact our Stamford operation where we have LMG, NMG and Corporate employees?

•	MNI is not part of the sale, so there is no expected impact to Stamford as a result of the transaction.

Business Strategy

16. How does this transaction better position Meredith while there is still an ongoing decay in print media?

•	It eliminates existing Meredith Corporation debt and thus enables meaningful interest expense savings.

•	That cash savings, plus cash generated by our mature media operations will be an important part of our business as we manage them for cost and profitability.

•	Our ability to generate engagement across platforms, both print and our growing digital assets, is what excites us about our future.

17. What more can you tell us about future NMG segmentation plans?

•	We expect to report Meredith’s National Media Group in two segments that are aligned with its digital and magazine businesses.

•

We believe this better captures the growth opportunity and valuation benchmarking of our business, and will help investors better understand the company’s performance and investment plans in areas that include advertising, licensing and direct-to-consumer opportunities including performance marketing.

•	The Magazine segment will showcase the appropriate management of our mature media assets, which are being optimized for costs and cash flow.

18. Does our Digital business have the scale to stand on its own and support company growth?

•

Meredith’s digital business is an unparalleled asset with an already impressive reach and even more growth potential, and now we are better positioned to increase the depth of our consumer engagements across our already broad reach.

•	Our vision is to establish Meredith as one of the most valuable and important media companies in the US, one that provides unmatched value to consumers, advertisers, investors, and employees.

•	Meredith is a profitable digital publisher with significant scale:

•	Meredith delivers 150m monthly unique visitors to its properties across mediums and platforms including video, audio, social, and mobile.

19. How has Meredith been investing in NMG to date to prepare for this sale?

•

Meredith’s digital business is an unparalleled asset with an already impressive reach and even more growth potential, and now we are better positioned to increase the depth of our consumer engagements across our already broad reach.

•	Our vision is to establish Meredith as one of the most valuable and important media companies in the US, one that provides unmatched value to consumers, advertisers, investors, and employees.

•

We have aligned our business to capture opportunities in relevant trends through our increased adoption of ecommerce, digital formats, and increased time-spent with paid, premium content over ad-supported media.

•

With this new alignment we have a unique offering, for example with the development of Meredith Data Studio we can provide insights to our partners that nobody else can provide for our target audience.

•	With a stronger balance sheet and sharpened strategic focus, we are positioned to increase investments in our priorities while maintaining balanced capital allocation priorities.

20. Did the company consider selling NMG instead of LMG given the strength of political advertising and it being responsible for more than half the company’s revenue?

•	As part of our ongoing strategic planning processes, our board and management routinely look at strategic actions to enhance shareholder value.

•	The company reviewed multiple ways forward and this provides the strongest potential for future growth.

21. NMG revenue and EBITDA are declining year over year, how do you plan to return to growth as a standalone company?

•	We are excited about our growth engines such as the opportunities in digital and consumer, and with this transaction we’ll be better enabled to invest for growth.

22. How does this transaction better position Meredith while there is still an ongoing decay in print media?

•	Our legacy operations are cash-generative and will be an important part of our business as we manage them for cost and profitability.

•	Our ability to generate engagement across platforms, both print and our growing digital assets, is what excites us about our future.

23. Are you comfortable losing the cash flow from LMG?

•

We received attractive value for LMG, and the tax-advantaged structure of the transaction allowed us to use the full proceeds to pay down debt, providing Meredith with financial flexibility and empowering us to pursue our growth strategy.

Local Media Group Employees

24. Why was Gray looking at LMG?

•	Our broadcast business is an attractive collection of complementary and additive assets for Gray and will provide increased scale for Gray.

25. Will the transaction require the divesting of any stations to a third buyer based on conflicts, and if so, how will that occur?

•	There is one market overlap in Flint/Saginaw and Gray intends to sell its station in that market as part of the transaction process.

26. Will there be job losses related to this sale?

•	Right now, it is business as usual for all colleagues.

•	Gray is acquiring the assets of the LMG TV stations including its employees.

•	We have a team in place to guide LMG employees through the close of the sale, and we will provide relevant updates as we are able.

•	We will be working closely with Gray leading up to the close of the transaction and will communicate any updates from that process as they become available.

27. How will talent at Meredith be evaluated to make final staffing decisions?

•	No staffing changes are anticipated at this time.

28. What are we doing to retain key talent and ensure a successful transition to Gray of our existing customers and employees?

•	Gray is a well-established broadcast operator with a successful track record in the business.

•	We will be working closely with Gray leading up to the close of the transaction and will communicate any updates from that process as they become available.

29. What will happen to MNI Targeted Media and PeopleTV Syndication (PEOPLE (The TV Show))?

•	Both MNI and PeopleTV Syndication will remain part of Meredith and are not part of the sale to Gray

30. How will our advertisers and customers today benefit from this transaction?

•	Customers should expect the same high-quality programming and content.

•	LMG will benefit from increased scale as part of the Gray family of networks.

30. Can I continue to recruit for open positions on my team?

•	Right now, it is business as usual.

•	If you have a question about an open position, you should discuss with your department head or your Human Resources business partner before moving forward with recruiting.

32. Will there be any impact on employees on leave (STD/LTD) at the time of the transaction?

•	This transaction will not interrupt an approved leave of absence.

•	Meredith Corporate Benefits will communicate directly with employees on leave as necessary.

33. Will we continue to use current business systems?

•	Yes, you will continue to use the same systems you are using today, including Concur to process expense reports and Workday to request time-off, submit timecards, etc. through the closing date.

34. Should LMG employees continue the Meredith Wellness Program campaigns if we won’t be on Meredith’s benefit/medical plans next year?

•

The Meredith Wellness program provides beneficial programming and resources for employees and family members and incentives for participating. LMG employees and their covered spouses/domestic partners have the option to complete the wellness program, but it is not required. Email Wellness@Meredith.com with any questions.

35. Will I still need to complete my Meredith compliance training?

•	Yes, all employees are required to complete all compliance training through the transaction close date.

National Media Group & Corporate Employees

36. How does this sale align with Meredith’s growth strategy?

•

We are intensifying our focus on building the brands consumers have long loved and trusted with a special emphasis on deepening engagement across multiple platforms, including our already impressive digital reach, and tapping our industry-leading first-party data to drive significant growth across all our businesses.

•

Meredith’s digital business is an unparalleled asset with even more growth potential, and this strategic decision will strengthen the balance sheet and free up cash flow through lower interest payments, enhancing our ability to invest.

•	We will have renewed capacity for growth, and we are committed to continuing to make Meredith a thriving enterprise as dynamic as the trends we cover and the lives our consumers lead.

37. How will our advertisers today benefit from this transaction?

•

Meredith’s proprietary advertising technology and first-party data platform provide unique value to advertisers, proven to deliver results for partners. Meredith’s differentiated ability to deliver for partners is the reason our advertising relationships span decades, and with our sharpened focus and renewed capacity for investment, our value-proposition will only improve.

•	We will leverage our direct consumer relationships and industry-leading first-party data ecosystem to generate measurable value, for example:

•	Offering predictive analytics and rich targeting capabilities for advertisers across our scaled platform, which increases in value as cookies depreciate.

•	Offering more personalized consumer experiences for higher quality engagement.

38. How will our customers today benefit from this transaction?

•

Meredith brands are already the most trusted resource for 95% of all U.S. women and all consumers who want to be informed, entertained, and inspired by content in categories that span every phase of life and touch every aspect of their household, and we will be able to give consumers more of what they love, enabled by our sharpened focus and renewed capacity for investment.

•	We will expand into new high-growth categories serving evolving consumer interests such as video and audio, and accelerating content creation optimized for these platforms.

•	We will optimize the consumer’s journey through performance marketing and digital subscription revenue streams, for example:

•	Creating new shopper and performance marketing tools and services to shorten the purchase funnel for consumers.

39. Will the org structure be the same as the NMG structure currently in place?

•	We expect to report Meredith’s National Media Group in two segments that are aligned with its digital and magazine businesses.

•

Current Corporate & National Media leadership remain in place, including Tom Harty as Chairman & CEO, Jason Frierott as CFO and Catherine Levene as President, and the rest of the senior NMG and corporate leadership teams are expected to remain in place.

40. Will any current NMG brands/businesses be sold or shuttered?

•	As part of normal course of business, we regularly review our brand portfolio; however, we do not have specific NMG brand updates to share as part of this announcement.

41. Will our Consumer, Digital, and/or Print strategies change?

•	With our sharpened management focus and renewed capacity for investment, our digital strategy will be accelerated.

•

We will continue to have strong digital growth strategies in place with a focus on best-in-class branded experiences; audience development and engagement growth; capitalizing on proprietary first-party data, insights, and analytics to provide more personalized offerings for consumers and improved return on ad spend for marketers; and leveraging technology platforms to put the right offerings in front of the right consumers at the right time.

•

In addition to these four strategic pillars, our video, social, and mobile growth – together with premium forms of advertising (native, branded content, shopper marketing, etc.) and consumer revenue (new paid products, memberships, etc.) – are key components of our overall revenue diversification and growth strategy.

•	Print will remain an important part of Meredith and we will continue to reach the consumer wherever they are.

42. Will this affect any of our contingent workers? Yoh? ICs? Greenslate? EP?

•	Using such external resources remains based on business needs.

43. Can I continue to use Temps and Contract employees?

•	Using such resources remains based on business needs.

44. Do we anticipate any office closures?

•	Meredith routinely evaluates its footprint as part of normal course of business; however, we do not have plans to share at this time.

45. Will the India team continue to provide services to Meredith?

•	Yes

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of Meredith Corporation (the “Company”). In connection with the proposed merger and spin-off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY TELEVISION, INC (“GRAY”), THE MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger and spin-off. Information about Gray’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the proposed merger and spin-off that the Company, SpinCo and Gray will file with the SEC when it becomes available.

Exhibit 99.4

Focusing our Future on the National Media Group

Published on May 3, 2021

Tom Harty

Chairman, President and Chief Executive Officer at Meredith Corporation

Meredith for the last three years has been a privilege for many reasons, chief among them being the company’s 120-year impact on American culture through the publishing of iconic and recognizable content that inspires millions of people.

The company has a long history of major milestones and today marks one such milestone as we announce the sale of our Local Media Group (LMG) to Gray Television. Moving forward, we are sharpening our focus exclusively on the National Media Group (NMG) portfolio, a choice we made carefully but with great enthusiasm. This transaction will improve our value among key stakeholders, accelerate our digital growth and deepen our cross-platform relationships with millions of American consumers.

Our potential going forward

Now more than ever women and families are looking inward to their households and prioritizing what really matters to them, seeking trusted, actionable content for every aspect of their lives. Such shifts in consumer behavior make this the right time to unleash our potential by focusing exclusively on our leading portfolio of iconic brands and unparalleled digital assets and capabilities aimed at serving Americans and their families through every stage of their journey.

Our digital business is large, profitable, and growing as it continues to account for a significant portion of Meredith’s total expected advertising revenues.

Our consumers’ deep digital engagement paired with our industry-leading first-party data and proprietary technology inspired us to increase our focus on assets that drive growth while also unlocking meaningful shareholder value, better serving advertisers, and accelerating Meredith’s financial priorities.

In short – it is time to lean further into our competitive advantage in the digital and consumer marketplace.

Unlocking meaningful value

I’m committed to making sure that our business partners, consumers, investors, and employees enjoy the very best of Meredith, and this latest announcement sharpens our focus so that we can deliver on that goal.

The sale of LMG advances all of the company’s financial priorities: reducing debt, allocating capital for fast-growing digital and consumer opportunities, and providing returns to shareholders.

While a reprioritization means positive things for our business, we don’t take LMG’s value to the Meredith legacy for granted. Our television stations have played a critical role in our development for the last 75 years and their outstanding coverage, local insight, and strong advertiser partnerships have been instrumental in our growth. We believe this transaction will allow LMG to continue to flourish and enhance the broadcast capabilities of Gray Television much in the same way it did for Meredith. I want to sincerely thank Patrick McCreery and his team for their outstanding leadership of LMG and dedication to our company.

Looking toward the future

I speak for the entire leadership team, the Board, and the Meredith family when I say that our future is bright.

Mell Meredith Frazier, vice chair of our Board of Directors, said it well: “We address the fundamental passions and concerns that women and families face every day, creating sought-after content that millions of Americans across generations have grown to know, love, and trust. We understand the trends and products that consumers crave better than any other media company, and we are incredibly proud and committed to keeping Meredith a thriving enterprise as dynamic as the lives our consumers lead.”

We all also recognize that none of this would be possible without the tireless dedication of our employees. Because of them, Meredith is home to the most valued and trusted media brands in the world, and that we have this incredible opportunity in front of us. I, along with the entire senior management team, thank them for their hard work and look forward to all that lies ahead.

Meredith Corporation LinkedIn and Facebook Post:

Today, we announced the sale of our Local Media Group to Gray Television as we focus exclusively on our iconic National Media Group portfolio. Read more about this important milestone in the acceleration of our digital growth and cross-platform consumer engagement: https://bit.ly/3xKK0qy

Meredith Corporation Twitter Post:

Today marks another exciting and significant milestone for Meredith as we announce the sale of the Local Media Group to @GrayTelevision. Read more: https://bit.ly/3xKK0qy

Meredith Corporation Instagram Post:

Today, we announced the sale of our Local Media Group to Gray Television as we focus exclusively on our National Media Group portfolio. Visit the link in our bio to read more about this important milestone in the acceleration of our digital growth and cross-platform consumer engagement.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of Meredith Corporation (the “Company”). In connection with the proposed merger and spin-off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY TELEVISION, INC (“GRAY”), THE MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the

Company, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger and spin-off. Information about Gray’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the proposed merger and spin-off that the Company, SpinCo and Gray will file with the SEC when it becomes available.

Exhibit 99.5

Meredith Corporation NYSE:MDP

Special Call

Monday, May 03, 2021 2:30 PM GMT

Copyright © 2021 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence	1

Contents

Table of Contents

Call Participants	3
Presentation	4
Question and Answer	7

Copyright © 2021 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence	2

MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Call Participants

EXECUTIVES

Jason M. Frierott

Chief Financial Officer

Mike Lovell

Investor Relations Director

Thomas H. Harty

Chairman, President & CEO

ANALYSTS

Daniel Louis Kurnos

The Benchmark Company, LLC,

Research Division

Jason Boisvert Bazinet

Citigroup Inc., Research Division

Copyright © 2021 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence	3

MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Presentation

Operator

Good morning. My name is Lindsay, and I will be your conference operator today. At this time, I would like to welcome everyone to Transforming Meredith for Future Growth. [Operator Instructions]

Thank you. Mike Lovell, you may begin your conference.

Mike Lovell

Investor Relations Director

Hello, and good morning, everyone. I hope you’ve had the opportunity to access the press release and presentation posted to Meredith’s websites. We’ll use the presentation to structure our remarks this morning. I also want to remind you that we will be discussing forward-looking information today and of our safe harbor policy set forth on Slide 2. Also, as noted on Slide 3, we will be filing relevant materials with the Securities and Exchange Commission, including a proxy statement. We encourage you to read these materials because they will contain important information about the company and proposed transaction.

With that introduction, I’ll turn it over to Meredith Chairman and Chief Executive, Tom Harty, who will begin our prepared remarks, starting on Slide 4.

Thomas H. Harty

Chairman, President & CEO

Good morning, everyone. Thank you for making the time on such short notice this morning. I’m pleased to be joined this morning by members of our senior leadership team, including our Chief Financial Officer, Jason Frierott; our President of the National Media Group, Catherine Levene; our President of the Local Media Group, Patrick McCreery; and our Chief Communications Officer, Erica Jensen.

This is an exciting and historic day for Meredith. This morning, we announced the sale of our Local Media Group to Gray Television for $2.7 billion. The transaction was unanimously approved by both Meredith and Gray’s Board of Directors. It unlocks meaningful shareholder value and accelerates all of our top financial priorities, including materially reducing debt. This will free up capital for Meredith to invest in future high- potential digital opportunities while also providing capital returns to our shareholders.

Meredith launched its first local television station in 1948. And in the decade since has assembled a portfolio of high-quality stations that lead in their markets. Consolidation continues to rapidly change the local broadcast landscape. After careful consideration with the Board of Directors and advisers, we believe now is the right time to sell our broadcast assets, and we’re receiving a high compelling value for the business.

The scale made possible by the combination of the Local Media Group with Gray represents a strategic fit, and we are incredibly grateful to our colleagues for their years of dedicated service and industry- leading work. For Meredith going forward, this transaction empowers us to further advance our position as a multi-platform leader with trusted brands, a digital business of scale and unparalleled reach to women. This is an attractive point in the cycle to monetize the Local Media Group. A 10x multiple reflects a highly competitive process and speaks to the quality of our broadcast portfolio.

The transaction is structured to be tax efficient and makes full use of Meredith Corporation’s high tax basis, thus allowing for the full proceeds to go towards extinguishing Meredith debt and the excess to be paid to our shareholders. The transaction significantly improves Meredith’s financial strength. We expect post-transaction Meredith to be levered at approximately 2x adjusted EBITDA, enabling the financial flexibility for digital, growth investments and capital returns to our shareholders.

The excess cash from the sales proceeds, cash on hand and debt raised by new Meredith will be returned to shareholders as merger consideration. Meredith shareholders will also receive one-for-one equity share

Copyright © 2021 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence	4

MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

in new Meredith at close. The combination of the merger consideration and 1-for-1 equity share generates meaningful shareholder value. This transaction presents a tremendous opportunity to sharpen our focus on our iconic National Media brands and the enormous potential our digital assets and consumer capabilities offer.

With that overview, let’s get into the details of the transaction itself. Turning to Slide 5. Looking more closely at the transaction structure, the National Media Group will be spun from Meredith Corporation to form a new publicly traded company. National Media Group will raise new debt and distribute cash to existing Meredith Corporation. All existing Meredith Corporation shareholders as of the transaction close will receive shares of the new company on a one-for-one basis.

The remaining Meredith Corporation, consisting of the Local Media Group, will be sold to Gray for $2.7 billion cash. Cash proceeds plus cash in hand at close plus new debt will be used to extinguish Meredith Corporation’s outstanding debt at close, pay merger consideration to shareholders and pay transaction- related expenses. Because of the transaction structure, we do not anticipate paying corporate tax. At the shareholder level, taxes will depend upon shareholder basis and tax status.

Post transaction, Meredith will continue to trade on the New York Stock Exchange under the same MDP ticker. I will continue to serve as Chairman and Chief Executive Officer, and my senior executive team will remain in place. Post transaction, Meredith will retain the same dual-class structure that exists today. The transaction will not close until all closing conditions are satisfied, including regulatory and shareholder approvals. We anticipate the transaction to close in the fourth quarter of this calendar year.

Turning to Slide 6. As we enter the next chapter of Meredith, we believe we are well positioned for competitiveness and growth. We have truly reached the crossover point from print to digital and we will run our company accordingly. Our improved balance sheet allows us to invest in growth, and we’re excited for the opportunity to return capital to shareholders once again.

Turning to Slide 7. We’ve outlined Meredith’s post-transaction strategy. Meredith boasts nearly 190 million American consumers across media platforms, including an average of 150 million unique visitors each month to our digital properties, giving us tremendous scale. We want investors to understand that this reach is a significant strategic differentiator. Our strategy is to deepen engagement by continuing to produce quality content, further develop emerging mediums and leveraging insights from our unique first-party data.

Data powers everything we do. It helps our content creators anticipate the stories in media people will engage with and harnesses emerging technologies and trend-setting ideas to develop new experiences. Powers content and commerce at every touch point with the consumer. We use data-driven insights and predictive modeling from user behavior to drive advertising and performance marketing dollars as well as product development.

In a world where third-party cookies are discontinued, our unique combination of trusted brands, proprietary first-party data and commitment to innovative drives meaningful engagement and measurable results for our advertising and marketing partners. As part of our strategy, we will accelerate investment in growing platforms such as mobile, audio and video to serve audiences wherever they choose to consume our content.

Our revenue is diversified between advertising and consumer sources. From an advertising standpoint, majority of Meredith’s revenues will come from digital sources. Our opportunity and mission ahead is to expand consumer-related revenues such as brand licensing and performance marketing, while optimizing magazine subscription and new staff.

Turning to Slide 8. The cornerstone of our business model is the knowledge and understanding of the American consumer through our leadership in category spanning celebrity and entertainment news, house and home, food, style, health, fitness and parenting-related premium content. Consumer demand for high-quality, exciting and informative content and experiences around these categories is evergreen and has accelerated dramatically during the pandemic. Meredith is on the leading edge of the trends, products, life-enhancing information and human interest stories that consumers want now more than ever, and we believe structural shifts in consumer behavior point to continued demand and growth.

Copyright © 2021 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence	5

MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Looking further into our engagement, our aforementioned unrivaled reach to 95% of American women is a true differentiator. It is more than a description of our consumer base. It directly informs our business strategy. We are extremely proud to be so trusted by our audiences. Our consumers are engaged, loyal and often key decision makers for their households making Meredith a best-in-class partner across advertising, licensing and other commercial partnerships.

Additionally, across our consumer base, we have highly diversified consumers spanning all age groups and all major demographics. For example, we reach 90% of U.S. millennial women. The level of robust engagement is why we have advertising partnerships that span decades and deliver proven return on investment. It is also the reason that we are the #2 licenser globally. With these iconic assets and a more flexible capital structure as a result of this transaction, we will unlock more opportunities for monetization that we will highlight further at our up and coming Investor Day.

Turning to Slide 9. Meredith will continue to lead by the strong team currently we have in place. This is a seasoned team with a proven track record of driving innovation, growth and thought leadership across the industry. I’m thrilled to have this team leading Meredith to its next chapter. It’s the exact right team at the exact right time.

Now turning to Slide 10. As mentioned previously, we expect to have 2 segments, digital and magazine, after the transaction closes. As we continue through the regulatory process, we will be providing more visibility into the historic performance of the business. For now, what’s illustrated is an approximate segment split using the trailing 12 months historical financials. As you can see, revenues were approximately $2 billion, and adjusted EBITDA was approximately $300 million. While Meredith’s magazine business contributes a majority of National Media Group’s revenue today, the digital business today contributes to the majority of the National Media Group EBITDA. We expect Meredith to be conservatively levered at 2x, leaving us capacity for digital investment in growth areas and enables the ability to return capital to shareholders.

Turning to Slide 11. This is clearly a significant transaction with a lot to do between now and when we expect to close before the calendar year-end. Here, we put together an initial time line helping illustrate key steps. Of note, we expect to conduct a shareholder vote to approve the transaction this fall. The transaction also requires regulatory approval. As you know, regulatory approval timing can be challenging to predict, but we expect an efficient process, giving the limited television overlap and Gray’s track record with prior deals. With that, we’re expecting approval in the fourth calendar quarter this year. Following the transaction’s close, as mentioned previously, we expect Meredith will relaunch on the New York Stock Exchange under the same MDP ticker. Consistent with our practice, we will communicate any updates to the investor community transparently, and we welcome your feedback.

I conclude our prepared remarks on Slide 12 with a review of the transaction. This is an attractive point in the cycle to monetize the Local Media Group. All existing Meredith debt will be extinguished, which creates unique opportunities. It significantly improves Meredith’s financial strength, meaningful shareholder value is created, and this enables our strong management team the opportunity to focus on our growing iconic brands. I’m confident that we are positioned well for the long-term growth. Our future is bright and I’m excited for our employees, customers and shareholders for all that lies ahead.

With that, we’ll be happy to take your questions. Operator, can you open the line for questions?

Copyright © 2021 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence	6

MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Question and Answer

Operator

[Operator Instructions] And our first question comes from Dan Kurnos with Benchmark.

Daniel Louis Kurnos

The Benchmark Company, LLC, Research Division

Congratulations. It looks like a good number. Just want to be clear on this. The spin has no corporate tax ramifications, but are you actually grossing the full $2.7 billion or does the sale have tax ramifications on it?

Thomas H. Harty

Chairman, President & CEO

I’ll ask Jason to play a little bit on that.

Jason M. Frierott

Chief Financial Officer

The $2.7 billion is the proceeds, Dan. So the tax component would be — there is no tax on the spin of National Media Group. So — because of the tax basis that we have in the National Media Group today, mostly generated through the course of the Time acquisition and paying down their debt through the course of that transaction, we have a high tax basis or a strong tax basis to be able to cover the potential taxes that the transaction would have generated otherwise. So it’s not tax-free, but we just have a tax basis to be able to cover that.

Daniel Louis Kurnos

The Benchmark Company, LLC, Research Division

Okay. No, that’s super helpful. And kudos to you, Jason, working through all of that. I’m sure that’s been a focal point for you. Just one thing I noticed, Tom, in the presentation is that you guys are keeping, it looks like PEOPLE TV and MNI. I mean, any kind of rationale for that or why Gray wouldn’t pass to be licensed on?

Thomas H. Harty

Chairman, President & CEO

Well, PEOPLE — on the PEOPLE TV front, as we’ve talked about in the past, we think there’s a tremendous opportunity there, and we wanted to keep all the PEOPLE assets going forward. So that wasn’t part of any of the transaction. On the MNI front, Gray has a similar product in the market, and they weren’t interested in the MNI. So we will keep MNI as part of the National Media Group. It originally actually started in the National Media Group, and we’ve been a customer of theirs for decades. So we know the business very well, and we will continue with that business moving forward.

Daniel Louis Kurnos

The Benchmark Company, LLC, Research Division

All right. And then lastly and I’ll leave you with not to jump the gun, but clean debt profile. When do we go back to paying a dividend?

Jason M. Frierott

Chief Financial Officer

Yes. As is said in the documents as well as Tom’s prepared remarks, we’re returning to a position where we have return to shareholders. We’re kind of using that as a broad position to point out of the gate. Obviously, the Board will have to make those determinations in the — post close in terms of dividends, et cetera, but we do expect to have a return to shareholder. It could take different forms, but to not put ourselves in a box, but we do expect to be in that position post close.

Copyright © 2021 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence	7

MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Daniel Louis Kurnos

The Benchmark Company, LLC, Research Division

Perfect. All right. It looks like, Tom, the National is still trading at some 5x now as a stand-alone. So execution, and I guess, we’ll see what happens. Congrats anyway.

Thomas H. Harty

Chairman, President & CEO

Thanks, Dan.

Jason M. Frierott

Chief Financial Officer

Thanks, Dan.

Operator

[Operator Instructions] Our next question comes from Jason Bazinet with Citi.

Jason Boisvert Bazinet

Citigroup Inc., Research Division

I was wondering if you might just be able to go through quick sources and uses of cash, just to make sure we have all the moving parts.

Jason M. Frierott

Chief Financial Officer

Sure. So there’s — sources being the $2.7 billion in terms of the purchase price. The new debt is a source. And then obviously, our cash and bank today, we talked about the $231 million, Jason, at the end of the 3/31 period. And then all the cash that will be generated between sign and close. So those are your sources. Uses obviously are transaction costs that range to debt breakage fees or new debt issuance fees, just overall transaction costs, kind of the net of all that gets you to the $14.51 that Tom referred to per share.

Operator

And there are no further questions in queue at this time. I’ll turn the call over to Tom Harty, Meredith’s Chairman and Chief Executive Officer, for closing comments.

Thomas H. Harty

Chairman, President & CEO

Well, we appreciate everyone’s time on such short notice again, and we look forward to moving forward with the growth opportunity. We thank all of our Local Media Group employees, and we feel like this is a great combination for them as being part of Gray moving forward. So with that, we’ll get back to work. Thank you so much.

Operator

This concludes today’s conference call. You may now disconnect.

Copyright © 2021 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence	8

MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Copyright © 2021 by S&P Global Market Intelligence, a division of S&P Global Inc. All rights reserved.

These materials have been prepared solely for information purposes based upon information generally available to the public and from sources believed to be reliable. No content (including index data, ratings, credit-related analyses and data, research, model, software or other application or output therefrom) or any part thereof (Content) may be modified, reverse engineered, reproduced or distributed in any form by any means, or stored in a database or retrieval system, without the prior written permission of S&P Global Market Intelligence or its affiliates (collectively, S&P Global). The Content shall not be used for any unlawful or unauthorized purposes. S&P Global and any third-party providers, (collectively S&P Global Parties) do not guarantee the accuracy, completeness, timeliness or availability of the Content. S&P Global Parties are not responsible for any errors or omissions, regardless of the cause, for the results obtained from the use of the Content. THE CONTENT IS PROVIDED ON “AS IS” BASIS. S&P GLOBAL PARTIES DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, FREEDOM FROM BUGS, SOFTWARE ERRORS OR DEFECTS, THAT THE CONTENT’S FUNCTIONING WILL BE UNINTERRUPTED OR THAT THE CONTENT WILL OPERATE WITH ANY SOFTWARE OR HARDWARE CONFIGURATION. In no event shall S&P Global Parties be liable to any party for any direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees, or losses (including, without limitation, lost income or lost profits and opportunity costs or losses caused by negligence) in connection with any use of the Content even if advised of the possibility of such damages. S&P Global Market Intelligence’s opinions, quotes and credit-related and other analyses are statements of opinion as of the date they are expressed and not statements of fact or recommendations to purchase, hold, or sell any securities or to make any investment decisions, and do not address the suitability of any security. S&P Global Market Intelligence may provide index data. Direct investment in an index is not possible. Exposure to an asset class represented by an index is available through investable instruments based on that index. S&P Global Market Intelligence assumes no obligation to update the Content following publication in any form or format. The Content should not be relied on and is not a substitute for the skill, judgment and experience of the user, its management, employees, advisors and/or clients when making investment and other business decisions. S&P Global Market Intelligence does not act as a fiduciary or an investment advisor except where registered as such. S&P Global keeps certain activities of its divisions separate from each other in order to preserve the independence and objectivity of their respective activities. As a result, certain divisions of S&P Global may have information that is not available to other S&P Global divisions. S&P Global has established policies and procedures to maintain the confidentiality of certain nonpublic information received in connection with each analytical process.

S&P Global may receive compensation for its ratings and certain analyses, normally from issuers or underwriters of securities or from obligors. S&P Global reserves the right to disseminate its opinions and analyses. S&P Global’s public ratings and analyses are made available on its Web sites, www.standardandpoors.com (free of charge), and www.ratingsdirect.com and www.globalcreditportal.com (subscription), and may be distributed through other means, including via S&P Global publications and third-party redistributors. Additional information about our ratings fees is available at www.standardandpoors.com/usratingsfees.

© 2021 S&P Global Market Intelligence.

Copyright © 2021 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence	9

Exhibit 99.6

Everyone,

Meredith Corporation today announced that it has agreed to sell its Local Media Group to Gray Television, Inc. for $2.7 billion in cash. This transaction accelerates Meredith’s top financial priorities, including materially reducing debt and enabling capital to invest in future high potential digital and consumer opportunities as well as provide returns to shareholders.

For additional detail, please find a press release and investor presentation attached.

A conference call will be held at 8:30 a.m. CDT today to discuss the agreement. Meredith executives participating on the call:

Tom Harty, Chairman and Chief Executive Officer

Jason Frierott, Chief Financial Officer

Catherine Levene, National Media Group President

Patrick McCreery, Local Media Group President

All will be available to answer questions.

To access the call by webcast: ir.meredith.com

To access the call by telephone:

Domestic callers: (844) 540-1121

International callers: (647) 253-8645

The Conference ID is: 5295339

A telephone replay of the call will be available until May 17, by dialing:

Domestic toll-free (800) 585-8367

Internationally (416) 621-4642.

The access code is 5295339.

I hope you can join us,

Mike

Meredith Corporation

1716 Locust St.

Des Moines, IA 50309

O: 515.284.3622

M: 515.771.1585

Mike.Lovell@meredith.com

Additional Information

This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the proposed merger and spin-off, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement. In addition, the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY, THE MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.